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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FEI Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7451 NW Evergreen Parkway
Hillsboro, OR 97124-5830

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 16, 2002

To the Shareholders of
     FEI COMPANY:

        The annual meeting of shareholders of FEI Company will be held on May 16, 2002 at 9:00 a.m. local time, at the Capital Center (formerly OSSHE Facility), 18640 NW Walker Road, Beaverton, Oregon, for the following purposes:

1.
To elect members of the FEI board of directors to serve for the following year and until their successors are elected.

2.
To consider and vote on a proposal to amend the 1995 Stock Incentive Plan (i) to increase the number of shares of FEI common stock reserved for issuance under the plan to 5,000,000; and (ii) effective as of January 1, 2001, to increase the number of shares subject to options or stock appreciation rights that may be granted to any employee in any single year, subsequent to the initial grant, from 100,000 to 200,000.

3.
To transact other business that may properly come before the meeting or any postponement or adjournment of the meeting.

        Only shareholders of record at the close of business on March 18, 2002 will be entitled to vote at the annual meeting. A form of proxy and a proxy statement containing more detailed information about the matters to be considered at the annual meeting accompany this notice. We urge you to give this material your careful attention.

        You are respectfully requested to date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose. You may attend the meeting in person even though you have sent in your proxy; retention of the proxy is not necessary for admission to the meeting.

                      By Order of the Board of Directors,

                      Bradley J. Thies
                       Secretary

Hillsboro, Oregon
April 16, 2002

Your vote is important.
To vote your shares, please complete, sign, date
and mail the enclosed proxy card
promptly in the enclosed return envelope.

FEI COMPANY

PROXY STATEMENT
2002 Annual Meeting of Shareholders

        This document is being furnished to shareholders of FEI as part of the solicitation of proxies by the FEI board of directors for use at the annual meeting of shareholders to be held on May 16, 2002 at 9:00 a.m. local time, at the Capital Center (formerly OSSHE Facility), 18640 NW Walker Road, Beaverton, Oregon. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about April 16, 2002.

        Upon written request to Jeanne Johnston, executive assistant, any person whose proxy is solicited by this proxy statement will be provided, without charge, a copy of our Annual Report on Form 10-K.

Solicitation, Voting Securities and Revocability of Proxies

        The cost of soliciting proxies for the annual meeting will be borne by FEI. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone, facsimile, or other means of communication by directors, officers and employees of FEI. These persons will not be specifically compensated for these activities, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by these persons. FEI will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

        The board has fixed the close of business on March 18, 2002 as the record date to determine the shareholders entitled to receive notice of and to vote at the annual meeting. Each holder of common stock on the record date is entitled to one vote per share held on all matters properly presented at the annual meeting. The common stock is the only outstanding authorized voting security of FEI. The common stock does not have cumulative voting rights. As of the close of business on March 18, 2002, there were 32,265,328 shares of common stock outstanding and entitled to vote, held by 117 holders of record. All votes on the proposal set forth below will be taken by ballot. For purposes of the vote on the proposal set forth below, the holders of a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at our annual meeting, which is necessary for the transaction of business. Abstentions and broker non-votes (the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

        The following table shows the vote required to approve each proposal.

Proposal	Vote Required
Election of directors	A majority of the outstanding shares of FEI must be present at the annual meeting in person or by proxy. The directors are elected by a plurality of the votes cast. The Oregon statutory term "plurality" means that the eight director nominees who receive the most votes will be elected.
Amendments to the 1995 stock incentive plan	A majority of the outstanding shares of FEI must be present at the annual meeting in person or by proxy and a majority of the votes cast must vote in favor of the proposal.

        The shareholders present at the annual meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum or the refusal of any shareholder present in person or by proxy to vote or participate in the annual meeting. If the annual shareholders meeting is adjourned for any reason, the approval of the proposal may be considered and voted upon by shareholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original meeting, except for any proxies that have been properly withdrawn or revoked.

        Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by

  •
  filing a written notice of revocation dated after the date of the proxy with our secretary, Bradley J. Thies, in care of FEI Company at 7451 NW Evergreen Parkway, Hillsboro, OR 97124-5830, at or before the vote at the annual meeting,

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  signing a later proxy relating to the same shares and delivering it to our secretary before the annual meeting, or

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  attending the annual meeting and voting in person.

        Attendance at the annual meeting, however, will not in and of itself constitute a revocation of a proxy. All valid, unrevoked proxies will be voted at the annual meeting in accordance with the instructions given. If the enclosed proxy card is properly executed and received by the company in time to be voted at the meeting and not revoked, the shares represented by it will be voted at the meeting in accordance with the instructions marked on it. Executed proxies without instructions will be voted "FOR" approval of the proposals.

ELECTION OF DIRECTORS

        The directors of FEI are elected at the annual meeting to serve until their successors are elected and qualified. If any of the nominees for director at the annual meeting becomes unavailable for election for any reason (none being presently known), the proxy holders will have discretionary authority to vote pursuant to the proxy for a suitable substitute or substitutes. The following table briefly describes the nominees for directors.

Name, Principal Occupation and Other Directorships	Age	Director Since
Dr. Michael J. Attardo. Dr. Attardo has served as a director of FEI since April 1999. From 1992 to 1999, Dr. Attardo was General Manager of International Business Machine Corporation's ("IBM") Microelectronics Division. Dr. Attardo enjoyed more than 30 years of experience in engineering, management and development at IBM. Prior to serving as General Manager of the Microelectronics Division, Dr. Attardo was General Manager of the Manufacturing and Process Development Division of IBM. He serves as a member of the board of directors of the Semiconductor Industries Association, and the Engineering Council of the Columbia University School of Engineering and Applied Science. He also serves on the joint industry-government Semiconductor Technology Council for the United States Department of Defense. In addition, Dr. Attardo serves on the Supervisory Board for ASML Holding N.V. ("ASML"), a manufacturer of advanced technology systems for the semiconductor industry	60	1999

Wilfred J. Corrigan. Mr. Corrigan is the principal founder of LSI Logic Corporation and has served as its Chairman of the Board and Chief Executive Officer since the company was founded in January 1981. Mr. Corrigan also serves on the boards of several privately held corporations. Mr. Corrigan holds a B.S. in chemical engineering from the Imperial College of Science in London, England	64	—

William E. Curran. Mr. Curran has served as a director of FEI since February 1997. Since July 1999 he has been President and Chief Executive Officer of Philips Electronics North America Corporation ("Philips North America"), an affiliate of Koninklijke Philips Electronics N.V. ("Philips"). From 1996 until October 1999, Mr. Curran was Senior Vice President, Chief Financial Officer of Philips North America. In addition, Mr. Curran has been a director of Philips North America since 1996. From March 1993 to February 1996, he was Chief Operating Officer of Philips Medical Systems and from February 1987 to February 1996 Mr. Curran was Chief Financial Officer of Philips Medical Systems. Mr. Curran serves on the board of directors of MedQuist, Inc. Mr. Curran holds a B.S. in management engineering from Rensselaer Polytechnic Institute and an M.B.A. from the University of Pennsylvania	53	1997

Dr. William W. Lattin. Dr. Lattin joined FEI as a director in April 1999. Dr. Lattin was an Executive Vice President of Synopsys, Inc. from October 1994 until October 1999. From September 1986 through February 1994, Dr. Lattin served as President and Chief Executive Officer of Logic Modeling Corp. From 1975 to 1986, Dr. Lattin held various engineering and management positions with Intel Corporation. Dr. Lattin also serves as a director on the boards of Merix Corporation and EasyStreet Online Services, Inc. Dr. Lattin also serves on the boards of several private companies. Dr. Lattin holds a Ph.D. in electrical engineering from Arizona State University and a M.S.E.E. and B.S.E.E. from the University of California-Berkeley	61	1999
Jan C. Lobbezoo. Mr. Lobbezoo has served as a director of FEI since July 1999. He has been Executive Vice President and Chief Financial Officer of Philips Semiconductors International B.V. (an affiliate of Philips) since May 1994. He joined Philips in 1970 and served in a number of finance and control positions in Nigeria, South Africa and Scandinavia as well as in The Netherlands. Mr. Lobbezoo holds a Masters degree in Business Economics from Erasmus University, Rotterdam, The Netherlands. He also serves on the board of directors of Taiwan Semiconductor Manufacturing Co., Ltd.	56	1999

Dr. Gerhard Parker. Dr. Parker has served as a director of FEI since July 2001. Dr. Parker held a variety of positions at Intel Corporation from 1969 to 2001, where he served most recently as Executive Vice President. During his tenure at Intel, Dr. Parker also served as Senior Vice President of the company's Technology and Manufacturing Group from 1989 to 1999, where he managed worldwide manufacturing. From 1999 to 2001, Dr. Parker was General Manager of Intel's New Business Group. Dr. Parker serves on the board of directors of Applied Materials, Inc., a supplier of products and services to the semiconductor industry. Dr. Parker holds B.S.E.E., M.S.E.E. and Ph.D. degrees from the California Institute of Technology	58	2001

Vahé A. Sarkissian. Mr. Sarkissian joined FEI as President, Chief Executive Officer and director in May 1998. From 1994 to 1995, he was President and Chief Executive Officer of Metrologix, Inc., an electron beam metrology company. Mr. Sarkissian was with Silicon Valley Group, Inc. ("SVG") from 1989 to 1993, as President and Chief Operating Officer, and he was also President and Chief Executive Officer of SVG Lithography Systems, a subsidiary of SVG. Before SVG he was a Vice President of Data General Corp. He has held several technical and management positions with semiconductor companies, including Advanced Micro Devices, Inc. He has served as a member of the board of directors for several technology companies. Mr. Sarkissian holds a B.S.E.E. from Northrop University and a M.S.E.E. from the University of Santa Clara	59	1998
Donald R. VanLuvanee. Mr. VanLuvanee has served as a director of FEI since November 1995. Mr. VanLuvanee has been President, Chief Executive Officer and a director of Electro Scientific Industries, Inc., an electronics company, since July 1992. Mr. VanLuvanee also serves as a director of Micro Component Technology, Inc., a semiconductor equipment manufacturing company	56	1995

FEI Board Meetings and Committees

        The FEI board of directors met eight times during 2001. Except for Eric Goeld, who resigned as a director in July 2001, no director attended fewer than 75% of the meetings of the board of directors, and the committees of which the director was a member, during 2001. Throughout 2001, the standing committees of the board of directors were the audit committee, the compensation committee and the nominating committee.

        The audit committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of the audit and non-audit fees and reviews the adequacy and completeness of FEI's internal accounting controls and financial statements. The audit committee met five times in 2001. During 2001 the audit committee consisted of Michael J. Attardo, Jan C. Lobbezoo and Donald R. VanLuvanee.

        The compensation committee determines compensation for FEI's executive officers and administers FEI's stock incentive plans and employee share purchase plan. During 2001 the compensation committee consisted of William W. Lattin, William E. Curran and Donald R. VanLuvanee. The compensation committee met five times in 2001.

        The nominating committee reviews qualifications and makes recommendations to the board concerning nominees to the board of directors and board membership. The nominating committee met one time in fiscal 2001. During 2001 the nominating committee consisted of Vahé A. Sarkissian, Michael J. Attardo and Dr. William W. Lattin. The nominating committee has not put in place a procedure for considering nominees recommended by security holders.

Director Compensation

        Under the terms of the FEI 1995 stock incentive plan, each independent director receives a non-statutory option to purchase 5,000 shares of FEI common stock when the individual becomes a director. In addition, each independent director of FEI is automatically granted an annual non-discretionary, non-statutory option to purchase 3,000 shares of common stock. In 2001, independent directors were each paid $7,500 per year for their services, $1,000 for attendance at each board meeting and an additional $500 for attendance at each committee meeting, provided the committee meeting was not held at the same location and within 24 hours of a scheduled board meeting.

        No directors other than independent directors receive fees or option grants for services as a director. All directors were reimbursed in 2001 for reasonable expenses incurred in attending meetings.

Recommendation of the Board

        The board of directors recommends the shareholders vote FOR the slate of nominees named in this proxy statement.

PROPOSAL TO APPROVE AND ADOPT AMENDMENTS TO THE
FEI 1995 STOCK INCENTIVE PLAN

        FEI maintains the 1995 Stock Incentive Plan for the benefit of its employees and others who provide services to FEI. The board of directors believes the availability of stock incentives is an important factor in FEI's ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of FEI. As of March 18, 2002, out of a total of 4,000,000 shares reserved for issuance under the plan, only approximately 760,826 shares remained available for grant. The board of directors believes additional shares will be needed under the plan to provide appropriate incentives to employees. Accordingly, on April 1, 2002 the board of directors approved an amendment to the plan, subject to shareholder approval, to reserve an additional 1,000,000 shares under the plan. The total number of shares reserved for issuance under the plan would thus be increased from 4,000,000 to 5,000,000 shares.

        To comply with section 162(m) of the Internal Revenue Code, per-employee grants of options and stock appreciation rights under the plan are subject to specified limits. Currently, those limits are 200,000 shares for new hires and 100,000 shares annually otherwise. In April 2001, the board of directors made a stock option grant to a senior executive in excess of the 100,000 share annual limit. The directors believed the grant was appropriate in the circumstances and consistent with FEI's stated compensation policy of creating incentives that align management interests with shareholder interests.

        The board has also determined the Company's annual limit of 100,000 shares per employee is no longer appropriate given the growth of the Company, current industry compensation trends and the compensation incentives being offered by competitors. The per-employee limit for new hires will not be affected by this amendment. Accordingly, the board has approved an amendment to the plan, subject to shareholder approval, to increase the per-employee limits on grants of options and stock appreciation rights under the plan to 200,000 shares for grants made in 2001, effective January 1, 2001. Shareholder approval of this proposal will constitute a reapproval of the per-employee limits on grants of options and stock appreciation rights under the plan. This reapproval is required every five years for continued compliance with proposed regulations under section 162(m) of the Internal Revenue Code. See "—Tax Consequences."

        Key provisions of the plan are described below. The complete text of the plan, marked to show the proposed amendments, is attached to this document as Appendix A. We urge FEI shareholders to read the amendments to the plan carefully.

Description of the Plan

        Eligibility.    All employees, officers and directors of FEI and its subsidiaries, approximately 1,550 persons in total, are eligible to participate in the plan. Also eligible are non-employee agents, consultants, advisors, persons involved in the sale or distribution of FEI's products and independent contractors of FEI or any subsidiary.

        Administration.    The FEI board is authorized to administer the plan. The FEI board may promulgate rules and regulations for the operation of the plan and generally supervises the administration of the plan. The FEI board has delegated authority to administer the plan to the compensation committee of the FEI board. Only the FEI board, however, may amend, modify or terminate the plan.

        Term of Plan.    The plan will continue until all shares available for issuance under the plan have been issued and all restrictions on such shares have lapsed. The FEI board may suspend or terminate the plan at any time.

        Stock Options.    The compensation committee determines

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  the persons to whom options are granted,

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  the option price,

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  the number of shares to be covered by each option,

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  the term of each option,

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  the times at which options may be exercised, and

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  whether the option is an incentive stock option or a nonqualified stock option.

If the option is an incentive stock option, the option price cannot be less than the fair market value of the FEI common stock on the date of grant. If an optionee at the time of grant of an incentive stock option owns stock representing more than 10% of the combined voting power of FEI, the option price may not be less than 110% of the fair market value of the FEI common stock on the date of grant. In addition, the plan limits the amount of incentive stock options that may become exercisable under the plan in any year to $100,000 per optionee, based on the fair market value of the stock on the date of grant. No monetary consideration is paid to FEI upon the granting of options. Currently, no employee may be granted options or stock appreciation rights under the plan for more than 200,000 shares in connection with the hiring of the employee or 100,000 shares in any subsequent year.

        Options granted under the plan generally continue in effect for the term fixed by the compensation committee, except that incentive stock options are not exercisable after the expiration of 10 years from the date of grant. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant. Options are nontransferable except on death of a holder. Options may be exercised only while an optionee is employed by FEI or a subsidiary or within 12 months following termination of employment by reason of death or disability or 30 days following termination for any other reason. In October 2001 the FEI board amended the plan to provide that in the event of death of an optionee while employed by FEI, all outstanding options held by the employee will become fully vested. The compensation committee may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number of shares underlying the option. The purchase price for each share purchased on the exercise of options must be paid in

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  cash, including cash that may be the proceeds of a loan from FEI,

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  shares of FEI common stock valued at fair market value,

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  restricted stock,

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  performance units or other contingent awards denominated in either stock or cash,

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  deferred compensation credits, or

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  other forms of consideration,

as determined by the compensation committee. On the exercise of an option, the number of shares subject to the option and the number of shares available under the plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

        Stock Option Grants to Independent Directors.    Each individual who becomes an independent director receives a non-statutory option to purchase 5,000 shares of FEI common stock when the individual becomes a director. In addition, each independent director of FEI is automatically granted an annual non-discretionary, non-statutory option to purchase 3,000 shares of FEI common stock.

        Stock Appreciation Rights.    Stock appreciation rights ("SARs") may be granted under the plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the plan. A SAR gives the holder the right to payment from FEI of an amount equal in value to the excess of the fair market value on the date of exercise of a share of FEI common stock over its fair market value on the date of grant, or if granted in connection with an option, the option price per share under the option to which the SAR relates.

        A SAR is exercisable only at the time or times established by the compensation committee. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by FEI upon exercise of a SAR may be made in

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  FEI common stock valued at its fair market value,

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  cash, or

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  partly in stock and partly in cash,

as determined by the compensation committee. The compensation committee may withdraw any SAR granted under the plan at any time and may impose any condition upon the exercise of a SAR. The compensation committee may also adopt rules and regulations from time to time affecting the rights of holders of SARs. No SARs have been granted under the plan.

        The existence of SARs, as well as the bonus rights described below, would require charges to income over the life of the right based on the amount of appreciation, if any, in the market value of the common stock of FEI over the exercise price of shares subject to exercisable SARs or bonus rights.

        Stock Bonus Awards.    The compensation committee may award FEI common stock as a stock bonus under the plan. The compensation committee may determine the persons to receive awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the compensation committee at the time the stock is awarded.

        Restricted Stock.    FEI may issue restricted stock in amounts, for consideration, subject to restrictions and on terms determined by the compensation committee.

        Cash Bonus Rights.    The compensation committee may grant cash bonus rights under the plan in connection with

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  options granted or previously granted,

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  SARs granted or previously granted,

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  stock bonuses awarded or previously awarded, and

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  shares sold or previously sold under the plan.

Bonus rights may be used to provide cash to employees for the payment of taxes in connection with awards under the plan.

        Performance Units.    The compensation committee may grant performance units consisting of monetary units that may be earned in whole or in part if FEI achieves goals established by the compensation committee over a designated period of time not to exceed 10 years. Payment of an award earned may be in cash or stock or both and may be made when earned, or vested and deferred, as the compensation committee determines. No performance units have been granted under the plan.

        Foreign Qualified Grants.    Awards under the plan may be granted to eligible persons residing in foreign jurisdictions. The compensation committee may adopt supplements to the plan required to comply with the applicable laws of foreign jurisdictions and to afford participants favorable treatment under those laws, but no award may be granted under any supplement with terms that are more beneficial to the participants than the terms permitted by the plan.

        Changes in Capital Structure.    If the outstanding FEI common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of FEI or of another corporation by reason of any recapitalization, stock split or other specified transactions, the compensation committee will make appropriate adjustment to the number and kind of shares available for awards under the plan. If FEI is a party to a merger, consolidation or plan of exchange or if FEI sells all or substantially all of its assets, the compensation committee may select one of the following alternatives for treating outstanding options under the plan:

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  outstanding options will remain in effect in accordance with their terms,

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  outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the transaction, or

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  a 30-day period before the completion of the transaction will be provided during which outstanding options will be exercisable to the extent exercisable and, upon the expiration of the 30-day period, all unexercised options will immediately terminate.

The compensation committee may accelerate the exercisability of options so that they are exercisable in full during the 30-day period. If FEI is dissolved, options will be treated as described in the third subparagraph above.

Tax Consequences

        Some options authorized to be granted under the plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law now in effect, an optionee will recognize no income upon grant or upon a proper exercise of the incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, any gain realized on subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of the disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. FEI will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. On any disqualifying disposition by an employee, FEI will generally be entitled to a deduction to the extent the employee realized ordinary income.

        Other options authorized to be granted under the plan will be treated as nonqualified stock options for federal income tax purposes. Under federal income tax law now in effect, no income is realized by the grantee of a nonqualified stock option until the option is exercised. At the time of exercise of a nonqualified stock option, the optionee will realize ordinary compensation income, and FEI will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. FEI is required to withhold on the income amount. On the sale of shares acquired upon exercise of a nonqualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

        An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of section 83 of the Internal Revenue Code, and no section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under section 83(b) within 30 days after the original transfer. FEI will generally be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. FEI is required to withhold on the income amount. A participant who receives a cash bonus right under the plan will generally recognize income equal to the amount of the cash bonus paid at the time of receipt, and FEI will generally be entitled to a deduction equal to the income recognized by the participant.

        Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that FEI may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or a SAR is not subject to the $1,000,000 limit if the option or SAR and the plan meet certain requirements. One requirement is shareholder approval at least once every five years of per-employee limits on the number of shares as to which options and SARs may be granted. Other requirements are that the option or SAR be granted by a committee of at least two outside directors and that the exercise price of the option or SAR be not less than fair market value of the FEI common stock on the date of grant.

Recommendation of the Board

        The board of directors recommends the shareholders vote FOR the proposal.

FEI EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth, with respect to the last three years, all compensation paid by FEI to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer during 2001.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		Restricted Stock Award(s)	Securities Underlying Options	All Other Compensation
Vahé A. Sarkissian President and Chief Executive Officer	2001 2000 1999	$410,000 375,769 310,000	$734,100 647,500 346,885	(1) (1) (1)	$0 0 0		0	150,000 50,000 200,000	$125,255 122,521 136,665	(2) (3) (4)
John S. Hodgson Former Senior Vice President and Chief Financial Officer(5)	2001 2000 1999	$215,000 80,212 0	$0 80,000 0		$0 0 0		0 0 0	25,000 60,000 0	$5,070 0	(6)
John M. Lindquist Senior Vice President and General Manager, Microelectronics Product Division	2001 2000 1999	$196,346 155,904 119,807	$134,250 137,000 50,761		$0 0 0		0 0 0	25,000 10,000 25,000	$0 0 0
John A. Doherty Senior Vice President, Worldwide Sales	2001 2000 1999	$164,519 163,761 109,990	$96,750 107,000 0		$85,503 137,800 98,902	(7) (7) (7)	0 0 0	25,000 0 40,000	$98,544 49,089 0	(8) (9)
Jim D. Higgs Senior Vice President, Human Resources	2001 2000 1999	$155,000 151,923 140,961	$90,200 99,000 53,068		$0 0 0		0 0 0	5,000 0 20,000	$0 0 0

(1)
Amounts paid in 2001 and 2000 were awarded under our management bonus plan. Amount paid in 1999 represents incentive payment included in 1998 hiring arrangements of $200,000 paid to Mr. Sarkissian on July 30, 1999 for the period May 1998 through May 1999, plus a performance award of $146,885 for 1999 paid for the period June 1999 through December 1999 under our management bonus plan.

(2)
Amount represents reimbursement of housing expenses of $58,437 incurred in 2001, including amounts to cover state and federal taxes associated with these reimbursements, plus $66,818 for forgiveness of loans to pay state and federal taxes on a stock grant, including amounts to cover state and federal taxes associated with this loan forgiveness. The loan to pay taxes on the stock grant bears an interest rate of 5.58% and is forgiven at the rate of 20% each year.

(3)
Amount represents reimbursement of housing expenses of $52,349 incurred in 2000, including amounts to cover state and federal taxes associated with these reimbursements, plus $70,172 for forgiveness of loans to pay state and federal taxes on a stock grant, including amounts to cover state and federal taxes associated with this loan forgiveness, as described in Note 2 above.

(4)
Amount represents reimbursement of housing expenses of $71,026 incurred in 1999, including amounts to cover state and federal taxes associated with these reimbursements, plus $65,639 for forgiveness of loans to pay state and federal taxes on a stock grant, including amounts to cover state and federal taxes associated with this loan forgiveness, as described in Note 2 above.

(5)
Mr. Hodgson joined FEI in July 2000 and, effective January 2002, no longer served as an executive officer of FEI.

(6)
Amount represents relocation reimbursements for temporary housing, including amounts to cover state and federal taxes associated with these reimbursements paid to Mr. Hodgson.

(7)
Amount represents sales commissions earned by Mr. Doherty.

(8)
Amount represents rent of $49,651 paid by the Company for housing in Japan, cost of living adjustment payments of $34,667 for the time Mr. Doherty worked in Japan, phone and utilities expenses of $7,655 for the housing in Japan, club dues of $1,399 paid by the Company, and $5,172 for payment of taxes in Japan in excess of amounts that would have been paid had the income been earned in the U.S.

(9)
Amount represents rent of $26,893 paid by the Company for housing in Japan, cost of living adjustment payments of $15,720 for the time Mr. Doherty worked in Japan, phone and utilities expenses of $1,141 for the housing in Japan, club dues of $3,241 paid by the Company, and $712 for payment of taxes in Japan in excess of amounts that would have been paid had the income been earned in the U.S.

Stock Option Grants in Last Fiscal Year

        The following table provides information on option grants during 2001 to the persons named in the summary compensation table.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year
Name				Exercise or Base Price Per Share		Expiration Date
							5%		10%
Vahé A. Sarkissian	75,000 75,000	8.43 8.43	% %	$ $	23.88 27.37	1/25/11 4/18/11	$ $	1,125,739 1,290,963	$ $	2,853,420 3,271,555
John S. Hodgson	25,000	2.81%			$23.88	1/25/11		$375,246		$951,140
John M. Lindquist	25,000	2.81%			$23.88	1/25/11		$375,246		$951,140
John A. Doherty	25,000	2.81%			$23.88	1/25/11		$375,246		$951,140
Jim D. Higgs	5,000	0.56%			$23.88	1/25/11		$75,049		$190,228

(1)
The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent our estimate or projection of the future stock price.

Option Exercises and Year-End Option Values

        The following table sets forth, for each of the persons named in the summary compensation table, the shares acquired and the value realized on exercise of stock options during 2001 and the fiscal year-end number and value of unexercised options:

			Number of Shares Subject to Unexercised Options at FY-End	Value of Unexercised in-the-Money Options at FY-End
Name	Shares Acquired on Exercise
		Value Realized	Exercisable/Unexercisable	Exercisable/Unexercisable(1)
Vahé A. Sarkissian	0	$0	139,504/309,876	$2,143,447/$3,892,524
John S. Hodgson	0	$0	24,000/61,000	$196,800/$485,950
John M. Lindquist	25,300	$670,756	32,184/60,117	$749,588/$936,263
John A. Doherty	0	$0	24,000/41,000	$581,496/$578,414
Jim D. Higgs	0	$0	66,000/29,000	$1,621,474/$607,266

(1)
Calculated based on the December 31, 2001 closing price of $31.51, less the exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT ARRANGEMENTS AND EXECUTIVE SEVERANCE AGREEMENTS

Employment Arrangements

        On May 14, 1998, FEI confirmed the employment terms for Mr. Sarkissian through a letter agreement. The agreement established a base pay of $310,000 subject to annual review and a bonus eligibility of 67%, based on achieving established company and individual objectives. It also included an initial grant of 50,000 shares of FEI common stock, options to purchase 49,380 shares of common stock and a restricted stock purchase of 150,620 shares of common stock, funded through a loan from FEI. The letter specifies eligibility for future option grants, confirms a severance benefit should employment be terminated in the first three years of employment equal to one year of base salary, loan forgiveness and an additional one year vesting of options.

        Our loan to Mr. Sarkissian of $1,116,000 to purchase 150,620 restricted shares of our common stock is payable in full by him on June 24, 2002. The loan bears interest at an annual rate of 5.58%. The restriction on these shares lapses at a rate of 20% beginning on June 25, 1998 and 20% annually thereafter. Mr. Sarkissian also received a loan of $166,174 from us on June 25, 1998, bearing interest at 5.58% a year, to cover his federal and state income tax liability for his stock bonus of 50,000 shares. The loan is forgiven at the rate of 20% each year provided Mr. Sarkissian remains employed by us.

Executive Severance Agreements

        We have entered into an executive severance agreement with Mr. Sarkissian, our president, chief executive officer and chairman. Under the terms of this agreement, Mr. Sarkissian is entitled to severance pay in the event his employment is terminated by us other than for cause, death or disability. Upon such termination, Mr. Sarkissian is entitled to a severance payment equal to three times his annual salary plus an amount equal to his target annual incentive for the year in which he is terminated, certain insurance benefits and accelerated vesting of his stock options and restricted stock awards. In the event Mr. Sarkissian's employment is terminated within 18 months following a change in control other than for cause, death or disability, or by Mr. Sarkissian for "good reason," he is entitled to the severance payments described above and a tax restoration payment equal to the amount of (i) any excise tax on the severance payments, (ii) any excise tax on the tax restoration payment and (iii) any federal, state and local income tax on the tax restoration payment. For purposes of these agreements, good reason generally means a material reduction in Mr. Sarkissian's responsibilities following a change of control, a reduction in his base salary immediately prior to a change in control that is not part of an across-the-board reduction affecting employees generally, relocation of Mr. Sarkissian more than 50 miles from the location of his office at the time of a change of control or a significant reduction in benefits available to him under the successor company's incentive or other employee benefit plans after a change in control compared to the total package of benefits as in effect prior to the change in control. Receipt of severance payments in any case is contingent upon execution of a release of claims by him. No amounts are payable if Mr. Sarkissian's termination is due to death, normal retirement or voluntary action by Mr. Sarkissian (except for good reason following a change of control), termination for cause by us or permanent disability. In addition, no benefits are payable under the severance agreements if Mr. Sarkissian receives severance benefits under any other agreement with us. Mr. Sarkissian does, however, have the ability in such case to elect to receive the payments under this agreement in lieu of all benefits provided by all other such agreements.

        We have also entered into executive severance agreements with three of our other named officers, Messrs. Doherty, Higgs and Lindquist. Under the terms of these agreements, each executive officer is entitled to severance pay in the event his employment is terminated within 18 months following a change in control other than for cause, death or disability or by the officer for "good reason." For purposes of these agreements, good reason generally means a material reduction in the officer's responsibilities following a change in control, a reduction in the officer's base salary in effect prior to the change in control that is not part of an across-the-board reduction affecting employees generally, relocation of officer more than 50 miles from the location of his office at the time of a change of control or a significant reduction in benefits available to the officer under the successor company's incentive or other employee benefit plans after a change in control compared to the total package of benefits as in effect prior to the change in control. Upon such termination, the executive officer is entitled to a severance payment equal to two times his annual salary plus an amount equal to his target annual incentive for the year in which is terminated, certain insurance benefits and accelerated vesting of the officer's stock options. Receipt of severance payments in any case is contingent upon execution of a release of claims by the officer. No amounts are payable if the executive officer's termination is due to death, normal retirement or voluntary action by the officer (except for good reason following a change of control), termination for cause by us or permanent disability. In addition, no benefits are payable under the severance agreements if the officer receives severance benefits under any other agreement with us, unless the officer elects to receive payments under this agreement in lieu of all the benefits provided in all other such agreements.

FEI COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION(1)

        The FEI compensation committee consists of three directors and, pursuant to authority delegated by the board of directors, determines and administers the compensation of FEI's executive officers. William E. Curran, a member of the committee, is the president and chief executive officer of Philips North America, an affiliate of Philips, which owns approximately 25% of FEI's capital stock. See "Certain Relationship and Related Transactions—Transactions and Relationships Between FEI and Philips." In setting the compensation for the executive officers other than the president and chief executive officer, the compensation committee works closely with the chief executive officer, who makes specific recommendations to the committee concerning compensation for each of the other executive officers. Although the board of directors has granted the compensation committee full authority to set executive compensation, in practice the decisions of the compensation committee are usually reported as recommendations to the full board of directors, which has in the past generally approved the recommendations.

        Internal Revenue Code section 162(m) limits to $1,000,000 per person the amount that we may deduct for compensation paid to any of our most highly compensated officers in any year after 1993. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is our current policy generally to grant options that meet those requirements although individual exceptions may occur.

Compensation Principles

        Executive compensation is based on several general principles, which are summarized below:

  •
  Provide competitive total compensation that enables us to attract and retain key executives;

  •
  Link corporate and individual performance to compensation;

  •
  Encourage long-term success and align shareholder interests with management interests by giving executives the opportunity to acquire our stock; and

  •
  Reward initiative.

Compensation Components

        The primary components of our executive officer compensation program are base salary, annual bonus arrangements and long-term incentive compensation in the form of stock options.

        Base Salary.    The committee attempts to establish base salary levels for FEI's executive officers that are competitive with those established by companies of similar size in the electronics industry. When determining salaries, the compensation committee also takes into account individual experience levels, job responsibility and individual performance. Each executive officer's salary is reviewed annually, and increases to base salary are made to reflect competitive market increases and the individual factors described above.

(1)
This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

        Management Bonus Plan.    In 2001, senior managers of FEI were eligible for payment of an annual bonus under our management bonus plan. Under the plan, a percentage of each participant's year end base salary is multiplied by a factor based on company performance to determine the total amount available to be paid. Actual bonus payments to each participant are then determined based on a combination of company-wide and individual performance. Based on these criteria and conditions, in 2001 actual bonuses paid to FEI's management ranged from 0% to 167% of the individual's year end base salary.

        Long-Term Incentives, Options and Restricted Stock.    FEI's primary long-term incentive compensation is through stock options. The compensation committee believes that the motivation of senior managers increases as the market value of FEI's common stock increases. Options and restricted stock grants, in particular, reward executive officers and other key employees for performance that results in increases in the market price of FEI's common stock, which directly benefits all shareholders. In order to align the financial interests of executive officers and other key employees with those of the shareholders, FEI grants stock options on a periodic basis, taking into account, among other factors, the size and terms of previous grants of equity-based compensation and stock holdings. The option terms and conditions are consistent with those of similarly situated companies. The compensation committee administers the stock incentive plan and establishes awards of stock options to senior managers and other key employees of FEI.

Compensation of President and Chief Executive Officer

        The principal components of compensation for our president and chief executive officer, Vahé A. Sarkissian, in fiscal 2001 were: base salary in the amount of $410,000, a bonus of $734,100 paid under our management bonus plan and options to purchase 150,000 shares of common stock. In 2001, FEI also paid compensation agreed to at the time Mr. Sarkissian commenced his employment, which included loan forgiveness of $66,818 for a loan provided to pay taxes on a previously granted share bonus and reimbursement of $58,437 of housing costs. The amounts for loan forgiveness and housing reimbursement included amounts to cover associated state and federal taxes.

        In setting compensation for the president and chief executive officer for 2001, the committee considered a number of factors:

  •
  New product introduction and enhanced marketing efforts;

  •
  Attainment of certain financial performance goals;

  •
  Building knowledge of FEI in the financial community;

  •
  Recruiting new management team members; and

  •
  Defining and implementing FEI's strategic objectives.

Compensation Committee Members

Donald R. VanLuvanee, Chairman
William E. Curran
William W. Lattin

AUDIT COMMITTEE REPORT(2)

        In accordance with its written charter adopted by the board of directors, a copy of which was provided with last year's proxy statement, the audit committee of the board of directors consists of three members and operates under such written charter. The members of the committee are Michael J. Attardo, Jan C. Lobbezoo and Donald R. VanLuvanee, two of whom are independent directors according to Nasdaq's independent director and audit committee listing standards. Mr. Lobbezoo is executive vice president and chief financial officer of Philips Semiconductors International B.V., an affiliate of our largest shareholder, Philips Business Electronics International, B.V. The board of directors believes it is in FEI's and the shareholders' best interests to include Mr. Lobbezoo as a member of the audit committee because he has significant experience in financial matters.

        Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Our responsibility is to monitor and review these processes. We are not professionally engaged in the practice of accounting or auditing, however, and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

        The audit committee held five meetings during 2001. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and FEI's independent auditors, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (Deloitte & Touche). We discussed with Deloitte & Touche the overall scope and plans for their audits. We met with Deloitte & Touche, with and without management present, to discuss the results of their examinations and their evaluations of FEI's internal controls.

        The purpose of the audit committee is to fulfill the board of directors' oversight responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our financial reports, compliance with law and the maintenance of ethical standards and effective internal controls. During the meetings held in 2001 the audit committee reviewed and discussed, among other things:

  •
  results of the 2000 independent audit and review of the 2000 financial statements, Form 10-K and proxy statement,

  •
  issues regarding accounting, administrative and operating matters noted during the 2000 audit,

  •
  new requirements and responsibilities for audit committees,

  •
  appointment of FEI's independent external auditors for 2001,

  •
  FEI's significant policies for accounting and financial reporting and the status and anticipated effects of changes in those policies, including revenue recognition,

  •
  the quarterly and annual procedures performed by our Deloitte & Touche,

  •
  the quarterly consolidated financial statements and filings with the Securities and Exchange Commission, and

  •
  other matters concerning FEI's accounting, financial reporting and internal controls.

(2)
This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of FEI under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

        At its January 23, 2002 meeting, the audit committee reviewed and discussed the financial statements for 2001 with management and the independent auditors. Specifically, the audit committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, or SAS 61. In addition, the audit committee discussed with the independent auditors the auditors' independence from management and FEI, including the matters covered by the letter to FEI from the independent auditors pursuant to by Independence Standards Board Standard No. 1.

        In March 2002, the audit committee reviewed the company's audited financial statements and footnotes for inclusion in Form 10-K for 2001. Based on the review and prior discussions with management and the independent auditors, the audit committee recommended to the board that FEI's audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

        The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and has concluded that such services are compatible.

Audit Committee Members

Michael J. Attardo, Chairman
Jan C. Lobbezoo
Donald R. VanLuvanee

Audit Fees

        The aggregate fees billed to us by our principal accounting firm, Deloitte & Touche, for professional services rendered for the audit of our annual financial statements for 2001 and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that year were $490,233.

Financial Information Systems Design and Implementation Fees

        No fees were billed by Deloitte & Touche, including Deloitte Consulting, for professional services rendered for information technology services relating to financial information systems design and implementation for 2001.

All Other Fees

        The aggregate fees billed by Deloitte & Touche for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for 2001 were $167,316 for audit related services, including consents and comfort letters in conjunction with our capital market financial transactions, the audit of our employee benefit plans, fees for statutory audits at our foreign subsidiaries and acquisition and other transactional related due diligence and accounting consultations. In addition, aggregate fees billed by Deloitte & Touche for all other non-audit services in 2001 not listed above were $411,054, including tax planning and compliance services.

FEI PERFORMANCE(3)

        Set forth below is a line graph comparing the cumulative total shareholder return of our common stock with the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Non-Financial Index, assuming the investment of $100 on December 31, 1996 and reinvestment of any dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG FEI COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ NON-FINANCIAL INDEX

      *
      $100 INVESTED ON 12/31/96 IN STOCK OR INDEX-
      INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL
      YEAR ENDING DECEMBER 31.

	12/96	12/97	12/98	12/99	12/00	12/01
FEI Company	$100	$133	$81	$165	$243	$336
Nasdaq Stock Market	$100	$122	$173	$321	$193	$153
Nasdaq Non-Financial Index	$100	$117	$172	$337	$196	$150

(3)
This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains certain information regarding the beneficial ownership as of March 1, 2002 of our common stock by (i) each person who owns beneficially more than 5% of the outstanding shares of our common stock, (ii) each director of FEI, (iii) each executive officer of FEI named in the summary compensation table and (iv) all executive officers and directors as a group. This information is based on information received from or on behalf of the named individuals.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares
Philips Business Electronics International B.V. Building VP-1, PO Box 218 5600 MD Eindhoven The Netherlands	8,209,346	25.5%
Vahé A. Sarkissian(2)	377,624	1.2%
John S. Hodgson(3)	30,250	*	%
John A. Doherty(4)	98,479	*	%
John M. Lindquist(5)	34,089	*	%
Jim D. Higgs(6)	60,152	*	%
Michael J. Attardo(7)	10,667	*	%
William E. Curran	0	*	%
William W. Lattin(8)	13,833	*	%
Jan C. Lobbezoo	0	*	%
Gerhard Parker(9)	11,251	*	%
Donald R. VanLuvanee(10)	17,667	*	%
All directors and executive officers as a group (14 persons)(11)	648,198	2.0%

*
Less than 1%

(1)
Shares that the person has the right to acquire within 60 days after March 1, 2002 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(2)
Includes 197,004 shares subject to options exercisable within 60 days after March 1, 2002.

(3)
Includes 30,250 shares subject to options exercisable within 60 days after March 1, 2002.

(4)
Includes 30,250 shares subject to options exercisable within 60 days after March 1, 2002.

(5)
Includes 33,184 shares subject to options exercisable within 60 days after March 1, 2002.

(6)
Includes 57,250 shares subject to options exercisable within 60 days after March 1, 2002.

(7)
Includes 10,667 shares subject to options exercisable within 60 days after March 1, 2002.

(8)
Includes 11,833 shares subject to options exercisable within 60 days after March 1, 2002.

(9)
Includes 1,251 shares subject to options exercisable within 60 days after March 1, 2002.

(10)
Includes 17,667 shares subject to options exercisable within 60 days after March 1, 2002.

(11)
Includes 379,556 shares subject to options held by all directors and executive officers as a group which are exercisable within 60 days after March 1, 2002. Because Mr. Hodgson no longer serves as an executive officer of FEI, his 30,250 shares subject to exercisable options are not included in this total.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions and Relationships Between FEI and Philips

        General.    In connection with our 1997 acquisition of the electron optics business of Koninklijke Philips Electronics N.V., or Philips, FEI became at that time a majority owned subsidiary of Philips Business Electronics International B.V., or Philips Business Electronics, which is a subsidiary of Philips. In 1997 and thereafter we have entered into agreements with Philips and Philips Business Electronics for the purpose of defining various past, present and prospective operational arrangements between the companies. Consistent with the requirements of Oregon corporate law, our board of directors has mandated a policy that any transaction or arrangement with a related party, including Philips and Philips' affiliates, should be on terms no less favorable than could be obtained in independent negotiations with outside third parties. Further, these transactions must be approved by a majority of disinterested directors. Some of the Philips arrangements, however, date from the period before our acquisition of the electron optics business and therefore were not the result of arm's length negotiations between independent parties. These arrangements were established when the electron optics business of Philips acquired by FEI was an unincorporated division of Philips. With regard to some of the arrangements with Philips, it is difficult to determine with certainty that terms obtained from Philips are as favorable as could be obtained in arm's length negotiations. We believe, however, that taken as a whole, our relationship with Philips accommodates the parties' interests in a manner that is fair to both parties.

        We entered into an agreement with Philips, effective as of December 31, 2000, to clarify some of our existing arrangements and provide for an orderly transition if a so-called "triggering event" were to occur relating to a reduction of Philips Business Electronics' ownership of our shares below a majority interest. This triggering event was defined as the earlier to occur of: (1) Philips Business Electronics' ownership interest in FEI falling below 45% of our outstanding common stock, or (2) Philips no longer including FEI in its consolidated group for financial reporting purposes. The December 31, 2000 agreement addresses, among other things, patents and intellectual property, research and development services, use of the Philips name and trademark, participation in Philips' insurance programs and the Philips credit facility.

        On May 22, 2001, Philips sold 6,133,334 of its shares of our common stock in a public offering, reducing its beneficial ownership to approximately 26% of our then outstanding common stock, which resulted in the occurrence of a triggering event under the December 31, 2000 agreement. Because Philips is no longer our majority shareholder, some of the tangible and intangible benefits and arrangements previously provided by Philips have terminated or are in the process of being terminated. Since May 22, 2001, the Company has no longer participated in certain Philips sponsored or administered programs. In addition, other services will be procured from other suppliers. We estimate these changes will collectively result in increased operational costs of approximately $5 million per year, but these increased operational costs could be higher or lower. Philips has agreed to pay us up to $6 million over three years, commencing in 2001, partially to offset increased labor and employee costs associated with FEI no longer being majority owned by Philips Business Electronics. These payments would cease if a change of control event occurs with respect to FEI. In 2001 Philips paid us $1,351,000 under this agreement which we recognized as a reduction to operating expenses and at the same time recognized increased operating expenses of approximately the same amount.

        The following is a summary of various past, present and prospective arrangements and transactions between Philips and FEI.

        Participation in Philips' Programs and Services.    Since February 1997 our arrangements with Philips have included access to or participation in parts of Philips' operations that relate to our business such as:

  •
  Philips' patent cross-license agreements, technology portfolio and research laboratories,

  •
  Philips' name and trademark,

  •
  Philips' collective bargaining agreements and pension plans in The Netherlands and several other non-U.S. countries,

  •
  global insurance programs of Philips,

  •
  a $75 million line of credit provided by Philips, and

  •
  Philips' information technology systems.

        We have obtained a range of other services world-wide through Philips and its affiliates. These services included: personnel management systems and payroll services in some countries outside the United States; letters of credit; export and purchasing services; central finance and administration services such as fixed asset registration, VAT, customs and import duty services; some limited legal services; and access to information from Philips' corporate bureau on environment and energy.

        In 2001 we paid Philips and its affiliates approximately $4.5 million for the administrative and other services described above. We intend to find, and in some cases have already found, alternative arrangements for some of these services, but our cost may be higher in some instances.

        Purchases Under Philips Arrangements and Terms.    During 2001, we purchased materials, supplies and services from Philips under collective purchase agreements and conditions negotiated by Philips for use by its affiliates. We paid $111,000 for this service in 2001. Because Philips no longer holds a majority of our capital stock, this arrangement has ended. In addition, we participated in certain insurance programs under terms arranged by Philips that ended May 22, 2001. We have now obtained our own independent business insurance. While the benefits of participating in Philips' insurance program cannot be precisely calculated, we believe the cost of procuring these services independently are higher than under the arrangements provided by Philips.

        Facilities Leased from Philips.    In 2001, we paid approximately $1.4 million for sales, service and administrative facilities we lease from Philips in other countries. We do not expect these costs to increase significantly as a result of Philips no longer owning more than 45 percent of our common stock.

        Sales of Product to Philips Entities.    From time to time affiliates of Philips buy FEI products for their own use. In 2001, these purchases amounted to approximately $3.1 million. We believe these transactions were negotiated at arm's length prices.

        Philips Enabling Technologies Group, B.V.    A substantial portion of the subassemblies included in our products are purchased from Philips Enabling Technologies Group, B.V., a subsidiary of Philips. Materials purchased from Philips Enabling Technologies and other Philips-owned suppliers amounted to approximately $32.1 million in 2001. We believe that these transactions were negotiated at arm's length prices.

        The following is a summary of the transactions in 2001 between us and Philips resulting from Philips' ownership of our capital stock falling below 45%, as contemplated by the agreement.

        Transfers and Licenses of Patents.    Because Philips' ownership of our capital stock is now less than 45%, Philips transferred to us, at our expense, approximately 100 U.S. and international patents, patent applications and inventions owned by Philips which had their principal commercial use in the electron optics business or under joint development by Philips and us. Philips will retain a royalty free license under these patents, patent applications and inventions, including the right to sublicense and to manufacture and sell products in fields outside the scope of our business. Philips granted to us for a license rate of 1% of net realized sales per patent used in the product, but not exceeding 5% of the net realized sales for the product, a nonexclusive, nontransferable license to use a small number of other patents owned by Philips that may be useful in our business in the future. There are a small number of patents jointly owned by us and Philips, and each company will have the right to use and license the patents. For one technology, we have agreed to reimburse Philips' investment to develop the technology and to pay Philips a royalty based on sales if the technology is commercialized. We did not make any reimbursements to Philips in 2001, because the technology has not yet been commercialized.

        Research and Development.    Since 1997 we have entered into research and development contracts with Philips' research laboratories to purchase research and development services at below-market rates. We expect to continue to contract for research and development services from Philips in areas related to our business, but as a result of Philips' ownership of our capital stock falling below 45%, the rates that Philips will charge us for contract research and development will increase. In 2001 we paid Philips $3.2 million for contract research and development services. We may reduce our use of Philips' research facilities in 2002 and over the next few years.

        Credit Facility.    In July 2001, we terminated a $75 million credit facility with Philips and we intend to obtain a replacement credit facility in the approximate amount of $100 million in the first half of 2002. We may not be able to obtain a replacement credit facility on terms as favorable as the Philips facility.

Philips Business Electronics' Right To Receive or Purchase Additional Common Stock of FEI

        When stock options that were outstanding at the closing of our acquisition of the Philips electron optics division on February 21, 1997 are exercised, Philips Business Electronics has a right to receive additional shares of our common stock equal to approximately 122.22% of the number of shares issued on exercise of these options. Philips Business Electronics' right to receive these additional shares also applies to specific options granted on September 18, 1998 which replaced options outstanding on February 21, 1997. (The 122.22% factor applied to the number of shares issued on exercise of the stock options is derived from the 55% ownership interest that Philips Business Electronics acquired at the time of our acquisition of the electron optics division.) We issue these additional shares to Philips Business Electronics at the end of each quarter. The consideration for the issuance of these additional shares, together with the shares issued to Philips Business Electronics in February 1997, was the transfer to us of the Philips electron optics business. Philips Business Electronics, therefore, does not have to pay us any additional consideration to receive these shares. In 2001 we issued 22,317 shares of our common stock to Philips Business Electronics under this agreement. We cannot predict the exact number of shares that will be issued to Philips Business Electronics in the future under this agreement because we do not know the number of this group of our outstanding options that will eventually be exercised. As of December 31, 2001, the maximum potential number of additional shares that may be issued to Philips Business Electronics under this contractual right is 463,158, subject to Philips' right to audit the final amount as provided in the agreement with Philips effective as of December 31, 2000.

        Year 2001 Transactions with Philips.    For additional information about some of the transactions between us and Philips during 2001, you should read note 12 to the consolidated financial statements included in our Form 10-K for fiscal year 2001.

Other Matters

        Accurel Arrangements.    Our president and chief executive officer, Vahé A. Sarkissian, owns 50% of the outstanding shares of common stock of Accurel Systems International Corp., a semiconductor analytical services laboratory firm based in Sunnyvale, California. We sold equipment to and provided services under contracts with Accurel beginning in 1996. In 2001, Accurel purchased products from us with an aggregate purchase price of $503,000. We have also entered into service contracts with Accurel, and payments to us under these contracts amounted to $509,000 in 2001. Also during 2001 Accurel ordered a system from the company in the amount of $1,991,000 for delivery in the first quarter of 2002. In early 2002, Accurel agreed to purchase a used FIB system from us for approximately $200,000, payable over 36 months with interest. We provided Accurel the use of this machine in 2000 and 2001 at no additional charge. Accurel also agreed to pay us $64,000 for the service on this machine we provided during 2000 and 2001. In addition, Accurel has agreed to purchase a service contract for the machine at approximately $40,000. During 2000 we provided Accurel office space in our Austin, Texas field service office for no cost, and in 2001 we provided this office space to Accurel for a total cost of $3,300. Accurel continues to lease this office space from us for $3,300 a year and is negotiating with us to lease office space in our Peabody, Massachusetts facility.

        Surface/Interface Arrangements.    In September 1999, we entered into a distribution arrangement and made an equity investment in Surface/Interface, Inc., a semiconductor equipment manufacturer. At the time of our investment, Mr. Sarkissian and members of his immediate family held approximately 10% of the outstanding capital stock of Surface/Interface. Pursuant to the distribution agreement, we obtained exclusive rights to distribute Surface/Interface's Stylus-NanoProfilometer atomic force microscopy tool in North America and Europe. Simultaneously with the execution of the distribution agreement, we invested $3 million in Surface/Interface Series D Preferred Stock, purchasing 1,231,982 shares at $2.4351 per share. This represented approximately 10% of the outstanding voting stock of Surface/Interface at that time. In addition, Surface/Interface granted us a warrant, with a term of two years, to allow us to purchase up to an aggregate of 19.5% of the outstanding equity of Surface/Interface. In connection with this investment, FEI also entered into an investors' rights agreement with other shareholders of Surface/Interface and with Surface/Interface whereby we obtained information rights, registration rights and rights of first refusal.

        In June 2000, we purchased an additional 513,326 shares of Surface/Interface Series D Preferred Stock for $1.25 million in cash. As of December 31, 2000, we owned 12.6% of the outstanding voting stock of Surface/Interface. In connection with the June 2000 investment, we entered into an agreement with Surface/Interface to amend our distribution agreement to increase our territory for distribution and service of Surface/Interface's Stylus-NanoProfilometer atomic force microscopy system in Europe and North America and to extend the term of our warrant described above.

        On March 9, 2001 we entered into an agreement with Surface/Interface under which we ordered three Surface/Interface systems and prepaid 50% of the purchase price, or $328,125 each, for these three systems, for a total prepayment of $984,375 with the remaining purchase price payable upon delivery of each system. To secure the performance of Surface/Interface under these purchase orders, Surface/Interface granted us a first priority security interest in all of its tangible and intangible property, including intellectual property. We believe these transactions with Surface/Interface were negotiated on an arm's length basis.

        On August 13, 2001, we purchased all of the assets of Surface/Interface for a total purchase price of $12.4 million. The purchase price paid by us was as follows: (i) $0.8 million cash, (ii) issuance of 131,880 shares of our common stock valued at $5.0 million to Surface/Interface, (iii) the assumption of $4.1 million of Surface/Interface's liabilities and (iv) the adjusted value of our previous investment and advances to Surface/Interface of $2.5 million. Surface/Interface provided representations, warranties and covenants common to an asset purchase transaction of this type.

        Consulting Agreement.    In January 2002, we and Shaunt Sarkissian, the son of our president and chief executive officer Vahé Sarkissian, entered into consulting agreement to develop a business strategy for software applications and services employed in semiconductor manufacturing and testing processes. Mr. Sarkissian is an independent contractor and is paid $55 per hour for his services provided under the agreement, and will be paid $66 per hour beginning May 1, 2002.

        Year 2001 Transactions with Related Parties.    For additional information about some of the transactions between us and related parties during 2001, you should read note 12 to the consolidated financial statements included in our Form 10-K for fiscal year 2001.

INDEPENDENT ACCOUNTANTS

        Representatives of Deloitte & Touche are expected to attend the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

DISCRETIONARY AUTHORITY

        While the notice of annual meeting of shareholders provides for transaction of such other business as may properly come before the meeting, the board of directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with the recommendation of management if any other matters are presented.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

        Any proposals that our shareholders wish to be considered for inclusion in the proxy statement for FEI's 2003 annual shareholders meeting must be received by us at our principal executive office no later than December 16, 2002. Such proposals should be submitted to the secretary of FEI by certified mail, return receipt requested. If notice of a shareholder proposal to be raised at FEI's 2003 annual shareholders meeting is received at the principal executive offices of FEI after March 1, 2003 (45 days before the month and date in 2002 corresponding to the date on which FEI mailed its proxy materials for the 2002 annual meeting) such proposal will be considered untimely. Proxy voting on such proposals at the 2003 annual shareholders meeting will be subject to the discretionary voting authority of the designated proxy holders.

EXHIBIT A

FEI COMPANY
1995 STOCK INCENTIVE PLAN, AS AMENDED

As proposed to be amended under Proposal 2

        1.    Purpose.    The purpose of this Stock Incentive Plan (the "Plan") is to enable FEI Company (the "Company") to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary.

        2.    Shares Subject to the Plan.    Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed ~~4,000,000~~ 5,000,000 shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is canceled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

        3.    Effective Date and Duration of Plan.

          (a)  Effective Date.    The Plan shall become effective as of April 21, 1995. No option, stock appreciation right or performance unit granted under the Plan shall become exercisable, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a shareholders meeting at which a quorum is present and any such awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options, stock appreciation rights and performance units may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

          (b)  Duration.    The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

        4.    Administration.

          (a)  Board of Directors.    The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          (b)  Committee.    The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 15 and (iii) that a Committee including officers of the Company shall not be permitted to grant options to persons who are officers of the Company.

        5.    Types of Awards; Eligibility.    The Board of Directors may, from time to time, take the following action, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; (vii) grant performance units as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph 12. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 200,000 shares of Common Stock in connection with the hiring of the employee or 200,000 shares of Common Stock otherwise in ~~any~~ the 2001 calendar year and each calendar year thereafter. ~~as follows: 100,000 shares of Common Stock in the 1998 calendar year; 150,000 shares of Common Stock in the 1999 calendar year; and 100,000 shares of Common Stock in any calendar year thereafter.~~

        6.    Option Grants.

          (a)  General Rules Relating to Options.

              (i)  Terms of Grant.    The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

            (ii)  Exercise of Options.    Except as provided in paragraph 6(a)(iv) or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv) and 13, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

            (iii)  Nontransferability.    Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death.

            (iv)  Termination of Employment or Service.

              (A)  General Rule.    Unless otherwise determined by the Board of Directors, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

              (B)  Termination Because of Total Disability.    Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a medically determinable mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

              (C)  Termination Because of Death.    Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of death, whichever is the shorter period, for any portion of the option exercisable as of the date of death and any outstanding unvested portion of the option, which shall become fully vested and immediately exercisable as of the date of death, and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

              (D)  Amendment of Exercise Period Applicable to Termination.    The Board of Directors, at the time of grant or, with respect to an option that is not an Incentive Stock Option, at any time thereafter, may extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

              (E)  Failure to Exercise Option.    To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

            (v)  Purchase of Shares.    Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from the Company (provided that, with respect to an Incentive Stock Option, such loan is approved at the time of option grant)) or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock as reported in The Wall Street Journal on the last trading day preceding the date the option is exercised, or such other reported value of the Common Stock as shall be specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made. With the consent of the Board of Directors (which, in the case of an Incentive Stock Option, shall be given only at the time of option grant), an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Common Stock to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

          (b)  Incentive Stock Options.    Incentive Stock Options shall be subject to the following additional terms and conditions:

              (i)  Limitation on Amount of Grants.    No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under all incentive stock option plans (within the meaning of section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

            (ii)  Limitations on Grants to 10 Percent Shareholders.    An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value, as described in paragraph 6(b)(iv), of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

            (iii)  Duration of Options.    Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

            (iv)  Option Price.    The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is granted, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or, if there has been no sale on that date, on the last preceding date on which a sale occurred or such other value of the Common Stock as shall be specified by the Board of Directors.

            (v)  Limitation on Time of Grant.    No Incentive Stock Option shall be granted on or after the tenth anniversary of the effective date of the Plan.

            (vi)  Conversion of Incentive Stock Options.    The Board of Directors may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

          (c)  Non-Statutory Stock Options.    Non-Statutory Stock Options shall be subject to the following terms and conditions in addition to those set forth in Section 6(a) above:

              (i)  Option Price.    The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

            (ii)  Duration of Options.    Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

        7.    Stock Bonuses.    The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the

Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

        8.    Restricted Stock.    The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

        9.    Stock Appreciation Rights.

          (a)  Grant.    Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

          (b)  Exercise.

              (i)  Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors.

            (ii)  A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) the stock appreciation rights shall be exercisable only when the fair market value of the stock exceeds the option price of the related option; (3) the stock appreciation right shall be for no more than 100 percent of the excess of the fair market value of the stock at the time of exercise over the option price; (4) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (5) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

            (iii)  The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

            (iv)  For purposes of this paragraph 9, the fair market value of the Common Stock shall be determined as of the date the stock appreciation right is exercised, under the methods set forth in paragraph 6(b)(iv).

            (v)  No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

            (vi)  Each stock appreciation right granted in connection with an Incentive Stock Option, and unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder.

          (vii)  Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

          (viii)  Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

        10.    Cash Bonus Rights.

          (a)  Grant.    The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. Unless otherwise determined by the Board of Directors, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

          (b)  Cash Bonus Rights in Connection With Options.    A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part if, in the sole discretion of the Board of Directors, the bonus right will result in a tax deduction that the Company has sufficient taxable income to use. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus, if any, shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus, if any, shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right, including a previously granted bonus right, may be changed from time to time at the sole discretion of the Board of Directors but shall in no event exceed 75 percent.

          (c)  Cash Bonus Rights in Connection With Stock Bonus.    A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (d)  Cash Bonus Rights in Connection With Stock Purchases.    A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (e)  Taxes.    The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

        11.    Performance Units.    The Board of Directors may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, but not in any event more than 10 years. The goals established by the Board of Directors may include earnings per share, return on shareholders' equity, return on invested capital, and such other goals as may be established by the Board of Directors. In the event that the minimum performance goal established by the Board of Directors is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved, 100 percent of the monetary value of the performance units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Board of Directors. Payment of an award earned may be in cash or in Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Board of Directors determines. Deferred awards shall earn interest on the terms and at a rate determined by the Board of Directors. Unless otherwise determined by the Board of Directors, each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

        12.    Foreign Qualified Grants.    Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

        13.    Changes in Capital Structure.

          (a)  Stock Splits; Stock Dividends.    If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

          (b)  Mergers, Reorganizations, Etc.    In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party or a sale of all or substantially all of the Company's assets (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

              (i)  Outstanding options shall remain in effect in accordance with their terms.

            (ii)  Outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

            (iii)  The Board of Directors shall provide a 30-day period prior to the consummation of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period.

          (c)  Dissolution of the Company.    In the event of the dissolution of the Company, options shall be treated in accordance with paragraph 13(b)(iii).

          (d)  Rights Issued by Another Corporation.    The Board of Directors may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

        14.    Amendment of Plan.    The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv), 9, 10 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

        15.    Approvals.    The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

        16.    Employment and Service Rights.    Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

        17.    Rights as a Shareholder.    The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

        18.    Option Grants to Independent Directors.

          (a)  Initial Board Grants.    Each person who is an Independent Director when the Plan is adopted or who becomes an Independent Director thereafter shall be automatically granted an option to purchase 5,000 shares of Common Stock on the date the Plan is approved by the shareholders of the Company or when he or she becomes an Independent Director. An "Independent Director" is a director who is not an officer or employee of the Company or any of its subsidiaries and who does not have a relationship which, in the opinion of the Board of Directors of the Company, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

          (b)  Additional Grants.    Each Independent Director shall be automatically granted an option to purchase additional shares of Common Stock in each calendar year subsequent to the year in which such Independent Director was granted an option pursuant to paragraph 18(a), such option to be granted as of the date of the Company's annual meeting of shareholders held in such calendar year, provided that the Independent Director continues to serve in such capacity as of such date. The number of shares subject to each additional grant shall be 3,000 shares for each Independent Director.

          (c)  Exercise Price.    The exercise price of options for 5,000 shares granted pursuant to paragraph 18(a) as of the date the Plan is approved by the Shareholders of the Company shall be equal to the price per share to the public in the Company's initial public offering, unless otherwise determined by the Board. The exercise price of all other options granted pursuant to this paragraph 18 shall be equal to 100 percent of the fair market value of the Common Stock determined pursuant to paragraph 6(b)(iv).

          (d)  Term of Option.    The term of each option granted pursuant to this paragraph 18 shall be 10 years from the date of grant.

          (e)  Exercisability.    Until an option expires or is terminated and except as provided in paragraphs 18(f) and 13, an option granted under this paragraph 18 shall be exercisable according to the following schedule: 2.78% for each complete month of continuous service after the date of grant, rounded up to the next full share, until fully vested.

          For purposes of this paragraph 18(e), a complete month shall be deemed to be the period which starts on the day of grant and ends on the same day of the following calendar month, so that each successive "complete month" ends on the same day of each successive calendar month (or, in respect of any calendar month which does not include such a day, that "complete month" shall end on the first day of the next following calendar month).

          (f)    Termination As a Director.    If an optionee ceases to be a director of the Company for any reason, including death, the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days (or 12 months in the event of death) after the last day the optionee served as a director, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option as of the last day the optionee served as a director, provided, however, that in the event of death, any outstanding unvested portion of the option shall become fully vested and immediately exercisable as of the date of death.

          (g)  Nontransferability.    Each option by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

          (h)  Exercise of Options.    Options may be exercised upon payment of cash or shares of Common Stock of the Company in accordance with paragraph 6(a)(v).

Adopted:	April 21, 1995
Amended:	May 5, 1995
May 15, 1996
May 15, 1997
May 21, 1998
June 10, 1999
May 18, 2000
October 18, 2001
May 16, 2002

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING, MAY 16, 2002

FEI COMPANY

        The undersigned hereby appoints Vahé A. Sarkissian, Bradley J. Thies and Stephen F. Loughlin, and each of them, proxies with power of substitution, to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of FEI Company on May 16, 2002 and at any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

        The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted FOR each of the shareholder proposals. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

(Continued, and to be signed on the other side)

___________________________________________________________________________________________

* FOLD AND DETACH HERE *

You can now access your FEI account online.

Access your FEI shareholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, agent for FEI Company, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	View certificate history
•	Make address changes	•	Establish/change your PIN
•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS — Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirectSM is currently only available for domestic individual and joint accounts.

  •
  SSN

  •
  PIN

  •
  Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

  •
  SSN

  •
  PIN

  •
  Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

  •
  Certificate History

  •
  Issue Certificate

  •
  Address Change

  •
  Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Please mark your votes as indicated in this example ☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE SHAREHOLDER PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND A VOTE "FOR" PROPOSAL 2.

(1)
ELECTION OF DIRECTORS: (INSTRUCTIONS: To withhold your vote for a particular nominee, mark the "FOR" box and strike a line through the nominee's name below).

FOR all nominees except as marked to the contrary below ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐
Nominees:	Michael J. Attardo, Wilfred J. Corrigan, William E. Curran, William W. Lattin, Jan C. Lobbezoo, Gerhard Parker, Vahé A. Sarkissian, and Donald R. VanLuvanee
(2)
AMENDMENT OF THE COMPANY'S 1995 STOCK INCENTIVE PLAN (I) TO INCREASE THE NUMBER OF SHARES OF FEI COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN TO 5,000,000; AND (II) EFFECTIVE AS OF JANUARY 1, 2001, TO INCREASE THE NUMBER OF SHARES SUBJECT TO OPTIONS OR STOCK APPRECIATION RIGHTS THAT MAY BE GRANTED TO ANY EMPLOYEE IN ANY SINGLE YEAR, SUBSEQUENT TO THE INITIAL GRANT, FROM 100,000 TO 200,000:

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE ANNUAL MEETING OF SHAREHOLDERS OF FEI COMPANY WILL BE HELD ON MAY 16, 2002 AT 9:00 A.M., PACIFIC TIME, AT THE CAPITAL CENTER, 18640 NW WALKER ROAD, BEAVERTON, OREGON.

PLEASE NOTE: ANY SHARES OF STOCK OF THE COMPANY HELD IN THE NAME OF FIDUCIARIES, CUSTODIANS OR BROKERAGE HOUSES FOR THE BENEFIT OF THEIR CLIENTS MAY ONLY BE VOTED BY THE FIDUCIARY, CUSTODIAN OR BROKERAGE HOUSE ITSELF—THE BENEFICIAL OWNER MAY NOT DIRECTLY VOTE OR APPOINT A PROXY TO VOTE THE SHARES AND MUST INSTRUCT THE PERSON OR ENTITY IN WHOSE NAME THE SHARES ARE HELD HOW TO VOTE THE SHARES HELD FOR THE BENEFICIAL OWNER. THEREFORE, IF ANY SHARES OF STOCK OF THE COMPANY ARE HELD IN "STREET NAME" BY A BROKERAGE HOUSE, ONLY THE BROKERAGE HOUSE, AT THE INSTRUCTION OF ITS CLIENT, MAY VOTE OR APPOINT A PROXY TO VOTE THE SHARES.

Signature(s)	Dated:	, 2002

PLEASE DATE AND SIGN AS NAME IS IMPRINTED HEREON, INCLUDING DESIGNATION AS EXECUTOR, TRUSTEE, ETC., IF APPLICABLE. JOINT OWNERS EACH SHOULD SIGN. A CORPORATION MUST SIGN ITS NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER.

* FOLD AND DETACH HERE *

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/feic		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

QuickLinks

Solicitation, Voting Securities and Revocability of Proxies
ELECTION OF DIRECTORS
PROPOSAL TO APPROVE AND ADOPT AMENDMENTS TO THE FEI 1995 STOCK INCENTIVE PLAN
FEI EXECUTIVE COMPENSATION
Summary Compensation Table
EMPLOYMENT ARRANGEMENTS AND EXECUTIVE SEVERANCE AGREEMENTS
FEI COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)
AUDIT COMMITTEE REPORT(2)
FEI PERFORMANCE(3)
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG FEI COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ NON-FINANCIAL INDEX
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT ACCOUNTANTS
DISCRETIONARY AUTHORITY
SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
FEI COMPANY 1995 STOCK INCENTIVE PLAN, AS AMENDED
You can now access your FEI account online.
Visit us on the web at http://www.melloninvestor.com and follow the instructions shown on this page.
For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time
Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.